Exhibit 99.1

PSIVIDA CORP. REPORTS RESULTS FOR THE FIRST QUARTER

ENDED SEPTEMBER 30, 2010

WATERTOWN, MA – November 5, 2010 – pSivida Corp. (NASDAQ: PSDV, ASX: PVA), a leader in developing sustained release, drug delivery products for treatment of back-of-the-eye diseases, including the product candidate Iluvien® for the treatment of Diabetic Macular Edema (DME), today announced its first quarter results.

Revenues for the 2010 quarter were $476,000 as compared to $3.4 million a year earlier. The change from the prior year reflects the previously announced completion of the amortization of deferred revenue from the Company’s amended collaboration agreement with Alimera Sciences, Inc. In last year’s first quarter, $3.2 million of the $3.4 million of revenues resulted from revenue recognition attributable to this agreement. By contrast, revenues for this year’s first quarter were primarily Retisert® royalty payments, which resumed following completion of an agreement with Bausch & Lomb. The Company reported a consolidated net loss of $3.1 million, or $0.17 per share, for the first quarter ended September 30, 2010, compared to a consolidated net loss of $1.6 million, or $0.09 per share, for the prior year’s first quarter.

Cash, cash equivalents and marketable securities totaled $15.3 million at September 30, 2010 compared to $17.6 million at June 30, 2010. Net cash used of $2.3 million for the fiscal 2011 first quarter was higher than recent quarters as a result of a delayed payment of $500,000 of research funding received after the close of the quarter.

“Our financial resources are solid,” said Dr. Paul Ashton, President and CEO of pSivida. “Product development continues to be our primary focus, both through our collaboration with Pfizer and our internal research and development. Drug delivery to the back of the eye represents a potential multi-billion dollar market opportunity for us. We are emphasizing the development of products using new generations of our technology systems.”

The NDA for Iluvien for DME, pSivida’s most advanced product candidate, is presently undergoing Priority Review by the FDA, and the Company anticipates a decision by the end of the year. If approved, pSivida will be entitled to a $25.0 million milestone payment from our licensee Alimera Sciences and 20% of profits (as defined) on sales of Iluvien by Alimera, which it has indicated could commence as early as the first calendar quarter of 2011.

Today’s Conference Call Reminder

pSivida Corp. will host a live webcast and conference call today, November 5, 2010, at 8:30 am ET. The conference call may be accessed by dialing (866) 804-6929 from the U.S. and Canada, or (857) 350-1675 from international locations, passcode 87940653. The conference can also be accessed on the pSivida Corp. website at www.psivida.com. A replay of the call will be available approximately two hours following the end of the call through November 12, 2010. The replay may be accessed by dialing (888) 286-8010 within the U.S. and Canada or (617) 801-6888 from international locations, passcode 20564444.

About pSivida Corp.

pSivida is a world leader in the development of tiny drug delivery products that are administered by implantation, injection or insertion and provide sustained release of drugs on a controlled and level basis for months or years. The Company uses these systems to develop treatments for serious, unmet, medical needs. The Company’s most advanced product candidate, Iluvien®, delivers fluocinolone acetonide (FA) for the treatment of diabetic macular edema (DME). DME is a leading cause of vision loss, affecting more than a million people in the US alone, for which there is currently no FDA-approved drug therapy. Iluvien is licensed to Alimera Sciences, Inc., which is completing fully-recruited Phase III clinical trials and submitted a New Drug Application (NDA) with the Food and Drug Administration (FDA) in June 2010. In August 2010, the FDA granted Priority Review status for the NDA. pSivida has two products approved by the FDA for sustained release delivery of drug to treat chronic back-of-the-eye diseases: Retisert® for the treatment of posterior uveitis and Vitrasert® for the treatment of AIDS-related cytomegalovirus (CMV) retinitis. pSivida has licensed both of these products and the technologies underlying them to Bausch & Lomb Incorporated. pSivida also has a worldwide collaborative research and license agreement with Pfizer Inc. under which Pfizer may develop additional ophthalmic products using certain of the Company’s technologies. pSivida’s intellectual property portfolio consists of over 50 patent families, more than 100 granted patents, including patents accepted for issuance, and more than 150 patent applications. pSivida conducts its operations from Boston in the United States and Malvern in the United Kingdom.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements: Alimera’s ability to obtain regulatory approval of and successfully commercialize Iluvien; risk/benefit profile of Iluvien; timeliness of approval, if any, of Iluvien and any limitations on uses thereof; ability to complete clinical trials and obtain regulatory approval of other product candidates; ability to raise capital; ability to achieve profitability; impairment of intangibles; fluctuations in the fair values of certain outstanding warrants; fluctuations in operating results; ability to derive revenues from Retisert; ability to obtain partners to develop and market products; termination of license agreements; competition; market acceptance of products and product candidates; reduction in use of products as a result of future publications; ability to protect intellectual property or infringement of others’ intellectual property; retention of key personnel; product liability; consolidation in the pharmaceutical and biotechnology industries; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; credit and financial market conditions; legislative or regulatory changes; volatility of stock price; possible dilution through exercise of outstanding warrants and stock options or future stock issuances; possible influence by Pfizer; ability to pay any registration penalties; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Released by: US Public Relations Beverly Jedynak President Martin E. Janis & Company, Inc Tel: +1 (312) 943 1123 bjedynak@janispr.com	pSivida Corp. Brian Leedman Vice President, Investor Relations pSivida Corp. Tel: +61 8 9227 8327 brianl@psivida.com

PSIVIDA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands except per share amounts)

	Three Months Ended September 30,
	2010	2009
Revenues:
Collaborative research and development	$74	$3,346
Royalty income	402	37

Total revenues	476	3,383

Operating expenses:
Research and development	1,742	1,800
General and administrative	2,169	1,690

Total operating expenses	3,911	3,490

Loss from operations	(3,435)	(107)

Other income (expense):
Change in fair value of derivatives	338	(1,519)
Interest income	6	2
Other (expense) income, net	(8)	9

Total other income (expense)	336	(1,508)

Loss before income taxes	(3,099)	(1,615)
Income tax (expense) benefit	(9)	24

Net loss	$(3,108)	$(1,591)

Net loss per share:
Basic and diluted	$(0.17)	$(0.09)

Weighted average common shares outstanding:
Basic and diluted	18,531	18,294

PSIVIDA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2010	June 30, 2010
Assets
Current assets:
Cash, cash equivalents and marketable securities	$15,319	$17,565
Other current assets	1,733	1,469

Total current assets	17,052	19,034
Intangible assets, net	23,838	23,877
Other assets	110	103

Total assets	$41,000	$43,014

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,268	$1,545
Deferred revenue	83	79
Derivative liabilities	972	1,310

Total current liabilities	2,323	2,934
Deferred revenue	7,349	6,817
Deferred tax liabilities	222	222

Total liabilities	9,894	9,973

Stockholders’ equity:
Capital	251,266	250,815
Accumulated deficit	(221,403)	(218,295)
Accumulated other comprehensive income	1,243	521

Total stockholders’ equity	31,106	33,041

Total liabilities and stockholders’ equity	$41,000	$43,014